Third Quarter Fiscal 2026 Financial Results

2 Forward-Looking Statements This presentation includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance and actual results may differ materially from our expectations. Factors which could cause materially different results include, among others: the impact of inflation on the cost of our products as well as on general consumer demand; the level of consumer confidence and the level of discretionary consumer spending; the effect of raw material and commodity price fluctuations, including the impact of tariffs, and/or raw material, commodity or chassis supply constraints; the impact of war, military conflict, terrorism and/or cyber-attacks, including state-sponsored or ransom attacks; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers; the dependence on a small group of suppliers for certain components used in production, including chassis; interest rates and interest rate fluctuations and their potential impact on the general economy and, specifically, on our independent dealers and consumers and our profitability; the ability to ramp production up or down quickly in response to rapid changes in demand or market share while also managing associated costs, including labor-related costs and production capacity costs; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; the financial health of our independent dealers and their ability to successfully manage through various economic conditions; legislative, trade, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers; the costs of compliance with governmental regulation; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory audits or investigations; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; the ability to realize anticipated benefits of strategic initiatives including realignments or other reorganizational actions; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs and related employee benefits costs to attract and retain production personnel in times of high demand; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities; increasing costs for freight and transportation; the ability to protect our information technology systems, including confidential and personal information, from data breaches, cyber-attacks and/or network disruptions; asset impairment charges; competition; the impact of losses under repurchase agreements; the impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold; the impact of adverse weather conditions and/or weather-related events; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt. These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2025. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

3 Together, the THOR family of companies represents the world’s largest manufacturer of recreational vehicles. We offer a comprehensive range of RVs to inspire and empower everyone to Go Everywhere; Stay Anywhere. (1) $ in thousands (2) As compared to the fiscal quarter ended April 30, 2025 Other, net $194,439 7.0% North American Motorized $717,736 25.8% North American Towable $881,778 31.7% European $987,585 35.5% THIRD QUARTER FISCAL 2026 $2.78 billion (3.9)% (2) Other, net $175,710 6.1% North American Motorized $666,686 23.0% North American Towable $1,168,878 40.4% European $883,542 30.5% THIRD QUARTER FISCAL 2025 $2.89 billion THOR CONSOLIDATED NET SALES (1)

Third Quarter Summary

THOR's results reflect continued execution within a challenging retail environment

($ in thousands)	Q3 FY 2026	Q3 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales						
North American Towable	$ 881,778	$ 1,168,878	(24.6)%	$ 2,489,353	$ 2,895,922	(14.0)%
North American Motorized	717,736	666,686	7.7 %	1,955,903	1,618,192	20.9 %
European	987,585	883,542	11.8 %	2,327,536	2,100,910	10.8 %
Other, net	194,439	175,710	10.7 %	523,725	440,683	18.8 %
Total	$ 2,781,538	$ 2,894,816	(3.9)%	$ 7,296,517	$ 7,055,707	3.4 %
Gross Profit Margin %	12.8%	15.3%	(250) bps	12.7%	13.7%	(100) bps
Net Income (1)	$ 97,229	$ 135,185	(28.1)%	$ 136,701	$ 132,802	2.9 %
Diluted Earnings per Share (1)	$ 1.86	$ 2.53	(26.5)%	$ 2.59	$ 2.49	4.0 %
EBITDA (2)	$ 209,078	$ 232,958	(10.3)%	$ 411,908	$ 391,035	5.3 %
Adjusted EBITDA (2)	$ 183,561	$ 254,823	(28.0)%	$ 412,620	$ 449,620	(8.2)%

Third Quarter Financial Highlights

- North American Motorized and European top-line results continue to indicate resilient demand for these products
- Opportunistically repurchased $50.5 million of shares during the quarter
- Net income attributable to THOR was aided by gains from favorable market value adjustments on certain investments as well as gains on the sales of certain real estate associated with strategically optimizing our footprint. Adjusted EBITDA of $183.6 million in the quarter excludes, among other items, nonrecurring costs or benefits associated with strategic reorganization initiatives, the impact of real estate transactions and the impact of gains on investments

THOR

(1) Attributable to THOR Industries, Inc.
(2) See the Appendix to this presentation for reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures

4

North American Towable Segment

	Q3 FY 2026	Q3 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales [(1)]	$ 881,778	$1,168,878	(24.6)%	$2,489,353	$2,895,922	(14.0)%
Gross Profit Margin %	10.2%	14.9%	(470) bps	11.4%	13.1%	(170) bps
Income Before Income Taxes [(1)]	$ 52,683	$ 97,587	(46.0)%	$ 130,349	$ 172,560	(24.5)%
Wholesale Shipments [(2)]	27,045	36,077	(25.0)%	74,429	94,108	(20.9)%
Average Sales Price	$ 32,604	$ 32,400	0.6 %	$ 33,446	$ 30,772	8.7 %

	As of 4/30/2026	As of 4/30/2025	Change
Backlog [(1)]	$ 385,988	$ 634,318	(39.1)%
Dealer Inventory [(3)]	67,151	81,245	(17.3)%

Fiscal 2026 Third Quarter Key Drivers

- Net sales decreased 24.6% due to a 25.0% decline in unit shipments influenced by a challenging retail environment and cautious independent dealer ordering patterns
- Gross margin percentage declined 470 basis points primarily due to lower sales, an increased material cost percentage and an unfavorable product mix
- Income before income taxes includes gains on sales of fixed assets of $23.8 million and $36.8 million for the three and nine months ended April 30, 2026, respectively
- Independent dealer inventory of THOR Towable products at April 30, 2026 fell 17.3% year-over-year and declined 0.9% sequentially with the spring selling season in progress



THOR

[(1)] $ in thousands; [(2)] in units; [(3)] Independent dealer inventory of THOR products, in units

5

6 Fiscal 2026 Third Quarter Key Drivers • Net sales increased 7.7% compared to the prior-year period as unit shipments increased 9.1% due to the strength of our Class C products that continue to resonate with customers • Gross margin percentage declined 170 basis points over the prior-year period due to increased volumes being more than offset by the combined increases in the material, warranty and overhead cost percentages • Independent dealer inventory of THOR Motorized products at April 30, 2026 was up 14.0% compared to the prior year due to the relative strength of the segment within the market Q3 FY 2026 Q3 FY 2025 Change FYTD 2026 FYTD 2025 Change Net Sales (1) $ 717,736 $ 666,686 7.7% $ 1,955,903 $ 1,618,192 20.9 % Gross Profit Margin % 8.8% 10.5% (170) bps 9.7% 9.1% +60 bps Income Before Income Taxes (1) $ 25,349 $ 32,883 (22.9) % $ 79,402 $ 46,262 71.6 % Wholesale Shipments (2) 6,008 5,507 9.1% 15,482 12,774 21.2 % Average Sales Price $ 119,463 $ 121,062 (1.3) % $ 126,334 $ 126,679 (0.3) % As of 4/30/2026 As of 4/30/2025 Change Backlog (1) $ 766,117 $ 883,739 (13.3) % Dealer Inventory (3) 12,082 10,602 14.0 % North American Motorized Segment (1) $ in thousands; (2) in units; (3) Independent dealer inventory of THOR products, in units

European Segment

	Q3 FY 2026	Q3 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales [1]	$ 987,585	$ 883,542	11.8 %	$2,327,536	$2,100,910	10.8 %
Gross Profit Margin %	14.4%	16.2%	(180) bps	12.7%	15.1%	(240) bps
Income Before Income Taxes [1]	$ 56,167	$ 46,299	21.3 %	$ 17,221	$ 49,686	(65.3)%
Wholesale Shipments [2]	14,065	13,495	4.2 %	32,253	31,572	2.2 %
Average Sales Price	$ 70,216	$ 65,472	7.2 %	$ 72,165	$ 66,543	8.4 %

	As of 4/30/2026	As of 4/30/2025	Change
Backlog [1]	$ 1,357,430	$ 1,343,608	1.0 %
Dealer Inventory [3]	20,400	22,977	(11.2)%

Fiscal 2026 Third Quarter Key Drivers

- Net sales increased 11.8% driven by the combined impact of a 4.2% increase in unit shipments and a 7.6% increase in the overall price per unit, of which 8.2% was due to favorable changes in foreign currency exchange rates
- Gross margin percentage decreased 180 basis points compared to the prior-year period due to a higher material cost percentage, a higher mix of lower-margin, special-edition motorcaravan products as well as an increased warranty cost percentage
- Income before income taxes includes restructuring costs of $3.4 million and $15.8 million for the three and nine months ended April 30, 2026, respectively
- We believe the dealer inventory levels of our European motorcaravan and campervan products are generally in line with historical seasonal levels, while urban vehicle and caravan inventory remains slightly elevated, but improving



THOR

[1] $ in thousands; [2] in units; [3] Independent dealer inventory of THOR products, in units

7

8 ($ in thousands) As of April 30, 2026 As of April 30, 2025 Cash and Cash Equivalents $ 371,946 $ 508,321 Availability under Revolving Credit Facility 998,000 985,000 Total Liquidity $ 1,369,946 $ 1,493,321 Outstanding Debt (1) $ 882,639 $ 1,029,223 Leverage Ratios (2) As of April 30, 2026 As of April 30, 2025 Net Debt / TTM EBITDA 0.8 x 0.9 x Net Debt / TTM Adjusted EBITDA 0.8 x 0.8 x Cash Flow Generation FYTD 2026 FYTD 2025 Net Cash Provided by Operations $ 77,046 $ 319,249 (1) Total gross debt obligations inclusive of the current portion of long-term debt (2) See the Appendix to this presentation for reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures Strong liquidity and a low leverage ratio position THOR to seize upon opportunities

9 Capital Management PRIORITIES AND FISCAL 2026 ACTIONS Invest in THOR’s business ▪ Capex investment of $38.1 million during Q3 FY26 Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.52 in October 2025 ▪ Represents 16th consecutive year of dividend increases Reduce the Company's debt obligations ▪ Net payments on total debt of $58.9 million through the first nine months of FY26 Repurchase shares on a strategic and opportunistic basis ▪ Repurchased 538,560 shares, totaling approximately $50.5 million, during Q3 FY26 ▪ $298.5 million available to be repurchased under current authorization as of April 30, 2026 Support opportunistic strategic investments ▪ Liquidity and history of strong annual cash flow generation favorably position THOR to seize upon opportunities as they arise (1) (1) Our Board currently intends to continue regular quarterly cash dividend payments in the future, subject to certain conditions discussed in the Liquidity and Capital Resources section of Item 2: Management’s Discussion and Analysis in the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2026

10 Fiscal Year 2026 Guidance (1) (1) Our Fiscal Year 2026 runs from August 1, 2025 through July 31, 2026 (2) Includes estimated discrete tax items Consolidated Net Sales $9.0B – $9.5B Gross Margin Declining at Midpoint Guidance revised in Q3 in response to prolonged, acute industry and consumer confidence pressures caused by macroeconomic and geopolitical influences Assumptions ▪ Declining gross margin at midpoint ▪ Wholesale and retail volumes are roughly balanced ▪ For the fiscal year 2026 period, mid-teens retail decline in the North American market with low-single-digit market share decline in North American Towables and a low-single- digit market share gain in North American Motorized ▪ No meaningful financial impact related to the strategic evolution of our North American RV operations for the balance of the fiscal year ▪ A total tax rate in the range of 26% to 28% (2) Diluted Earnings Per Share $3.30 – $3.80

11 Overview • Jayco, with its Entegra, Open Range and Heartland brands, will unite with Tiffin Motorhomes, pairing two of the industry’s strongest motorized manufacturers and continuing to grow many of the strongest towable brands in North America • Thor Motor Coach will unite with Keystone, alongside its Dutchmen and Crossroads brands, bringing together two powerful companies to create a complete, full-line motorized and towable portfolio • Airstream and KZ will continue to operate independently, but will benefit from the enhanced collaboration across all of THOR’s brands FY26 Q3 Status • Initial managerial assessments of necessary alignment are largely complete • Actionable initiatives expected to move forward in the coming fiscal periods • Enterprise-wide data initiatives progressing as planned with advancements centered on procurement and warranty Structural Benefits • Strategic sourcing coordination and supplier alignment ◦ Supporting long-term cost discipline and supply continuity • Operational standardization and process improvement ◦ Improving efficiency, quality and consistency across brands • Brand and portfolio alignment ◦ Enabling more focused capital allocation and product investment • Enterprise-wide data, systems and digital integration ◦ Strengthening analytics, forecasting and customer engagement capabilities ◦ Enabling a unified dealer portal experience across the THOR family of brands • Value creation for THOR’s independent dealers, customers and shareholders Strategic Evolution of THOR’s North American RV Operating Model

12 Appendix

Quarterly EBITDA & Adjusted EBITDA Reconciliations

THOR Consolidated

($ in thousands)	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	TTM
		TTM Fiscal Quarters				
Net Income (GAAP)	**$ 133,928**	**$ 126,625**	**$ 23,169**	**$ 14,641**	**$ 95,538**	**$ 259,973**
Add Back:						
Interest Expense, Net	11,205	10,058	9,017	9,420	9,655	38,150
Income Tax Provision	21,652	16,742	9,319	6,351	37,935	70,347
Depreciation and Amortization of Intangible Assets	66,173	71,379	66,035	64,878	65,950	268,242
EBITDA (Non-GAAP)	**$ 232,958**	**$ 224,804**	**$ 107,540**	**$ 95,290**	**$ 209,078**	**$ 636,712**
Add Back:						
Stock-Based Compensation Expense	8,188	4,074	10,950	7,947	6,702	29,673
Change in LIFO Reserve, net	(1,400)	3,602	—	3,104	2,837	9,543
Non-Cash Foreign Currency Loss (Gain)	2,665	1,944	3,510	(4,589)	(1,534)	(669)
Investment-Related Loss (Gain) (1)	137	(5,563)	425	640	(14,227)	(18,725)
Weather-Related (Gain)	(1,500)	(12,153)	—	—	—	(12,153)
Strategic Initiatives	12,722	15,020	15,050	7,691	6,282	44,043
Other Loss (Gain), Including Sales of PP&E	1,053	(22,222)	(6,470)	(12,029)	(25,577)	(66,298)
Adjusted EBITDA (Non-GAAP)	**$ 254,823**	**$ 209,506**	**$ 131,005**	**$ 98,054**	**$ 183,561**	**$ 622,126**
Net Sales	$ 2,894,816	$ 2,523,783	$ 2,389,123	$ 2,125,856	$ 2,781,538	$ 9,820,300
Adjusted EBITDA Margin (%)	**8.8 %**	**8.3 %**	**5.5 %**	**4.6 %**	**6.6 %**	**6.3 %**
Total Long-Term Debt as of April 30, 2026 (2)						**$ 882,639**
Less: Cash and Cash Equivalents						**371,946**
Net Debt						**$ 510,693**
Net Debt / TTM EBITDA						**0.8 x**
Net Debt / TTM Adjusted EBITDA						**0.8 x**

(1) Includes the fair value adjustments of certain warrants and stock investments along with equity method investment income and losses
(2) Total debt obligations as of April 30, 2026 inclusive of the current portion of long-term debt.

EBITDA and Adjusted EBITDA are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period, particularly in periods with unusual or one-time items. EBITDA is defined as net income before net interest expense (income), income tax provision (benefit) and depreciation and amortization. Adjusted EBITDA reflects adjustments to EBITDA to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THOR

13

Quarterly EBITDA Reconciliations

By Segment

TTM Fiscal Quarters

Segment	($ in thousands)	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	TTM
Towable	**Net Income (GAAP)**	**$ 97,587**	**$ 74,452**	**$ 46,471**	**$ 31,195**	**$ 52,683**	**$ 204,801**
	Add Back:						
	Interest Expense (Income), Net	(3)	(2)	(3)	(3)	(2)	(10)
	Depreciation and Amortization of Intangible Assets	13,207	13,206	12,118	12,010	11,633	48,967
	EBITDA (Non-GAAP)	**$ 110,791**	**$ 87,656**	**$ 58,586**	**$ 43,202**	**$ 64,314**	**$ 253,758**
	Net Sales	**$ 1,168,878**	**$ 888,744**	**$ 897,090**	**$ 710,485**	**$ 881,778**	**$ 3,378,097**
	EBITDA Margin %	**9.5%**	**9.9%**	**6.5%**	**6.1%**	**7.3%**	**7.5%**
Motorized	**Net Income (GAAP)**	**$ 32,883**	**$ 39,081**	**$ 33,149**	**$ 20,904**	**$ 25,349**	**$ 118,483**
	Add Back:						
	Interest Expense (Income), Net	(1)	(1)	(1)	—	2	—
	Depreciation and Amortization of Intangible Assets	8,400	8,442	8,002	7,996	9,384	33,824
	EBITDA (Non-GAAP)	**$ 41,282**	**$ 47,522**	**$ 41,150**	**$ 28,900**	**$ 34,735**	**$ 152,307**
	Net Sales	**$ 666,686**	**$ 557,412**	**$ 661,096**	**$ 577,071**	**$ 717,736**	**$ 2,513,315**
	EBITDA Margin %	**6.2%**	**8.5%**	**6.2%**	**5.0%**	**4.8%**	**6.1%**
European	**Net Income (Loss) (GAAP)**	**$ 45,057**	**$ 59,040**	**$ (13,822)**	**$ (5,179)**	**$ 45,338**	**$ 85,377**
	Add Back:						
	Interest Expense (Income), Net	508	18	557	(163)	44	456
	Income Tax Provision (Benefit)	1,242	(7,092)	(12,816)	(7,129)	10,829	(16,208)
	Depreciation and Amortization of Intangible Assets	30,906	35,960	33,147	32,098	31,996	133,201
	EBITDA (Non-GAAP)	**$ 77,713**	**$ 87,926**	**$ 7,066**	**$ 19,627**	**$ 88,207**	**$ 202,826**
	Net Sales	**$ 883,542**	**$ 923,051**	**$ 655,479**	**$ 684,472**	**$ 987,585**	**$ 3,250,587**
	EBITDA Margin %	**8.8%**	**9.5%**	**1.1%**	**2.9%**	**8.9%**	**6.2%**

EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. EBITDA is defined as net income (loss) before net interest expense (income), income tax provision (benefit) and depreciation and amortization. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THOR

14

15 EUROPEAN SEGMENT NORTH AMERICAN MOTORIZED SEGMENT NORTH AMERICAN TOWABLE SEGMENT We consist of a trusted family of brands that are loved by RV consumers

THOR – The Global RV Industry Leader

	NORTH AMERICAN [2]					EUROPEAN [3]
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Categories
CATEGORY						
MARKET SHARE [1]	36.1%	36.3%	48.2%	51.9%	38.5%	24.4%
MARKET POSITION [1]	#2	#1	#1	#1	#1	#2

(1) All retail information presented is for the three months ended March 31, 2026.

(2) North American retail data is reported by Statistical Surveys, Inc. and is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces.

(3) European retail data is reported by the Caravaning Industry Association e.V. ("CIVD") and the European Caravan Federation ("ECF"). This information is subject to adjustment, continuously updated and is often impacted by delays in reporting by various countries (some countries, including the United Kingdom, do not report OEM-specific data and are thus excluded from the market share calculation).

THOR

16

RV Industry Overview

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Mar. 2026	**Mar. 2025**	**Unit Change**	**% Change**
86,051	97,848	(11,797)	(12.1)%


353.5
237.0
165.6
242.3
252.4
285.7
321.1
356.7
374.2
430.7
504.6
483.7
406.1
430.4
600.2
493.3
313.2
333.7
342.2
314.0
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Mar. 2026	**Mar. 2025**	**Unit Change**	**% Change**
75,366	88,530	(13,164)	(14.9)%


298.1
208.6
152.4
217.1
227.6
257.6
282.8
312.8
326.9
376.0
442.0
426.1
359.4
389.6
544.0
434.9
267.3
298.8
306.2
277.4
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Mar. 2026	**Mar. 2025**	**Unit Change**	**% Change**
10,685	9,318	1,367	+14.7%


55.4
28.4
13.2
25.2
24.8
28.2
38.3
44.0
47.3
54.7
62.6
57.6
46.6
40.8
56.2
58.4
45.9
34.9
36.0
36.6
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 (e)

THOR

Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2026 represents the most recent RVIA "most likely" estimate from their June 2026 issue of Roadsigns
Estimated totals may not add due to rounding

17

18 NORTH AMERICAN RV RETAIL MARKET SHARE (1) RV Retail Registrations (1) CCS Index (2) 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 100,000 200,000 300,000 400,000 500,000 600,000 0 25 50 75 100 125 150 (1) Source: Statistical Surveys, Inc., U.S. and Canada; three months ended March 31, 2026 and 2025 (2) Source: The Conference Board, Consumer Confidence Survey®, through March 2026 CONSUMER CONFIDENCE VS. RV RETAIL REGISTRATIONS (1)(2) TOWABLE Three Months Ended March 31, 2026 2025 Units Share % Units Share % Forest River 20,450 39.0% 23,776 37.1 % THOR Industries 18,620 35.5% 23,966 37.4 % Grand Design 4,254 8.1% 5,789 9.0 % Brinkley 1,741 3.3% 1,444 2.3 % Alliance 1,456 2.8% 1,608 2.5 % All Others 5,956 11.3% 7,444 11.7 % Industry Total 52,477 64,027 MOTORIZED Three Months Ended March 31, 2026 2025 Units Share % Units Share % THOR Industries 3,456 47.8% 4,175 46.6 % Forest River 1,391 19.2% 1,969 22.0 % Winnebago 1,072 14.8% 1,345 15.0 % REV Group 336 4.6% 464 5.2 % Grand Design 215 3.0% 69 0.8 % All Others 760 10.6% 931 10.4 % Industry Total 7,230 8,953 North America RV Industry Overview

RV Industry Overview

Europe

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* (1) (2)


2007 208 366
2008 189 289
2009 154 206
2010 150 228
2011 156 247
2012 147 264
2013 137 304
2014 140 333
2015 152 376
2016 168 416
2017 190 471
2018 202 495
2019 211 465
2020 236 522
2021 261 572
2022 219 449
2023 210 382
2024 221 356
2025 216 350
Europe
North America

EUROPEAN RV RETAIL MARKET SHARE (2) (3)

	MOTORCARAVANS & CAMPERVANS			
	Three Months Ended March 31,			
	2026		2025	
	Units	Share %	Units	Share %
Trigano	11,622	28.1 %	9,101	28.3 %
Erwin Hymer Group	**10,875**	**26.3 %**	**8,049**	**25.0 %**
Knaus Tabbert	3,337	8.1 %	2,836	8.8 %
Hobby	532	1.3 %	348	1.1 %
All Others (3)	14,991	36.2 %	11,871	36.8 %
Industry Total	41,357		32,205	

	CARAVANS			
	Three Months Ended March 31,			
	2026		2025	
	Units	Share %	Units	Share %
Hobby	3,597	35.1 %	3,760	37.3 %
Knaus Tabbert	2,509	24.5 %	2,223	22.1 %
Erwin Hymer Group	**1,712**	**16.7 %**	**1,625**	**16.1 %**
Trigano	1,708	16.6 %	1,534	15.2 %
All Others	733	7.1 %	934	9.3 %
Industry Total	10,259		10,076	

Note: Industry and Company retail registration statistics have been compiled from individual countries' reporting of retail sales and include the following countries: Germany, France, Sweden, Netherlands, Norway, Italy, Spain and others, collectively the "OEM Reporting Countries." The "Non-OEM Reporting Countries" are primarily the United Kingdom, which made up 17.2% and 7.5% of the caravan and motorcaravan (including campervans) European retail market for the three months ended March 31, 2026, respectively, and others. Total European registrations are reported quarterly by the ECF. Data from the ECF is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various countries. The "Non-OEM Reporting Countries" either do not report OEM-specific data to the ECF or do not have it available for the entire time period covered. Market share percentages are calculated based solely upon the available registration statistics from the "OEM Reporting Countries."

(1) Source: Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com
(2) Source: European Caravan Federation; CYTD March 31, 2026 and 2025; European retail registration data available at www.CIVD.de
(3) "All Others" in Motorcaravans and Campervans includes units produced by major European Vehicle OEMs (Volkswagen, Mercedes-Benz and Ford), which combined represent approximately 11.3% and 10.0% of Motorcaravans & Campervans retailed in three months ended March 31, 2026 and 2025, respectively

THOR
19

20 Additional Metrics $2,861,665 $2,509,535 $634,318 $385,988 $883,739 $766,117 $1,343,608 $1,357,430 NA Towables NA Motorized European 4/30/25 4/30/26 113,000 87,900 91,800 79,200 Inventory Units 4/30/23 4/30/24 4/30/25 4/30/26 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS RV BACKLOG OF $2.51 billion (12.3)% (1) (1) As compared to April 30, 2025 (2) Comparable independent dealer inventory unit information was not available prior to July 31, 2023 24,700 23,000 20,400 Inventory Units 4/30/24 4/30/25 4/30/26 EUROPEAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS (2) ($ in thousands)

www.thorindustries.com THOR INVESTOR RELATIONS CONTACT: Daniel Martin Investor Relations & International Finance Manager investors@thorindustries.com (574) 970-7460